Exhibit 3(b)
                                  12/11/95
                     B Y L A W S
                         OF
           HARNISCHFEGER INDUSTRIES, INC.

                      ARTICLE I
                       OFFICES
                      ------
          The initial registered office of the
corporation required by the Delaware General
Corporation Law shall be 100 West Tenth Street,
City of Wilmington, County of New Castle, State of
Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.
          The principal business office of the
corporation shall be located in the Village of Brookfield, County of Waukesha, State of
Wisconsin. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.
          The registered office of the corporation required by the Wisconsin Business Corporation Law may be, but need not be, the same as its place of business in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.


                     ARTICLE II
                    STOCKHOLDERS
                  --------------
          SECTION 1.  Annual Meeting.  The annual
meeting of the stockholders shall be held on the
second Tuesday in the month of April in each year,
beginning with the year 1996, at the hour of 10:00
o'clock A.M., or at such other hour as may be
fixed by or under the authority of the Board of
Directors, for the purpose of electing directors
and for the transaction of such other business as
may come before the meeting.  If the day fixed for
the annual meeting shall be a legal holiday in the
state where the meeting is to be held, such
meeting shall be held on the next succeeding
business day.  If the election of directors shall
not be held on the day designated herein for the
annual meeting of the stockholders, or at any
adjournment thereof, the Board of Directors shall
cause the election to be held at a special meeting
of the stockholders as soon thereafter as is
convenient.
          SECTION 2.  Special Meeting.  Special
meetings of the stockholders, for any purpose or
purposes, unless otherwise prescribed by statute,
may be called by the Chief Executive Officer or by
the Board of Directors.
          SECTION 3.  Place of Meeting.  The Board
of Directors may designate any place, either
within or without the State of Delaware, as the
place of meeting for any annual meeting or for
any special meeting called by the Board of
Directors.  If no designation is made, or if a
special meeting be otherwise called, the place of
meeting shall be the principal business office of
the corporation in the State of Wisconsin.
          SECTION 4.  Notice of Meeting.  Written
notice stating the place, day and hour of the
meeting and, in the case of a special meeting, the
purpose or purposes for which the meeting is
called, shall be delivered not less than ten days
nor more than sixty days before the date of the
meeting, either personally or by mail, by or at
the direction of the Chief Executive Officer, or
the Secretary, or the officer or persons calling
the meeting, to each stockholder of record
entitled to vote at such meeting.  If mailed, such
notice shall be deemed to be given when deposited
in the United States mail, addressed to the
stockholder at the stockholder's address as it
appears on the records of the corporation, with
postage thereon prepaid.  Any previously scheduled
meeting of the stockholders may be postponed, and
any special meeting of the stockholders may be
cancelled, by resolution of the Board of Directors
upon public notice given prior to the date
previously scheduled for such meeting of
stockholders.
          SECTION 5.  Fixing of Record Date.  For
the purpose of determining stockholders entitled
to notice of or to vote at any meeting of
stockholders or any adjournment thereof, or
entitled to receive payment of any dividend, or in
order to make a determination of stockholders for
any other proper purpose, the Board of Directors
of the corporation may fix in advance a date as
the record date for any such determination of
stockholders, such date in any case to be not more
than sixty days and, in case of a meeting of
stockholders, not less than ten days prior to the
date on which the particular action, requiring
such determination of stockholders, is to be
taken.  If no record date is fixed for the
determination of stockholders entitled to notice
of or to vote at a meeting of stockholders, or
stockholders entitled to receive payment of a
dividend, the close of business on the date next
preceding the date on which notice of the meeting
is mailed or the date on which the resolution of
the Board of Directors declaring such dividend is
adopted, as the case may be, shall be the record
date for such determination of stockholders.  When
a determination of stockholders entitled to vote
at any meeting of stockholders has been made as
provided in this section, such determination shall
apply to any adjournment thereof; provided,
however, that the Board of Directors may fix a new
record date for the adjourned meeting.
          SECTION 6.  Voting Lists.  The officer
or agent having charge of the stock ledger of the
corporation shall make, at least ten days before
each meeting of stockholders, a complete list of
the stockholders entitled to vote at such meeting,
or any adjournment thereof, arranged in
alphabetical order, with the address of and the
number of shares held by each; which list, for a
period of ten days prior to such meeting, shall be
kept at the place where the meeting is to be held,
or at another place within the city where the
meeting is to be held, which other place shall be
specified in the notice of meeting and the list
shall be subject to inspection by any stockholder
for any purpose germane to the meeting, at any
time during usual business hours.  Such list shall
also be produced and kept open at the time and
place of the meeting and shall be subject to the
inspection of any stockholder during the whole
time of the meeting.  The original stock ledger
shall be prima facie evidence as to who are the
stockholders entitled to examine such list or
ledger or to vote at any meeting of stockholders.
Failure to comply with the requirements of this
section will not affect the validity of any action
taken at such meeting.
          SECTION 7.  Quorum.  A majority of the
shares entitled to vote, represented in person or
by proxy, shall constitute a quorum at a meeting
of stockholders.  If a quorum is present, the
affirmative vote of a majority of the shares
represented at the meeting and entitled to vote on
the subject matter shall be the act of the
stockholders, unless the vote of a greater number
or voting by classes is required by Delaware law,
the Articles of Incorporation, or these Bylaws.
If less than a majority of the outstanding shares
are represented at a meeting, a majority of the
shares so represented may adjourn the meeting from
time to time without further notice.  Any
stockholders  meeting, annual or special, whether
or not a quorum is present, may be adjourned from
time to time by the Chairman of the meeting
without further notice.  At such adjourned meeting
at which a quorum shall be present or represented,
any business may be transacted which might have
been transacted at the meeting as originally
called.
          SECTION 8.  Proxies.  At all meetings of
stockholders, a stockholder may vote by proxy
executed in writing by the stockholder or by the
stockholder's duly authorized attorney in fact.
Such proxy shall be filed with the Secretary of
the corporation before or at the time of the
meeting.  No proxy shall be valid after three
years from the date of its execution, unless
otherwise provided in the proxy.
          SECTION 9.  Voting of Shares.  Each
outstanding share, regardless of class, shall be
entitled to one vote on each matter submitted to a
vote at a meeting of stockholders, except to the
extent that the voting rights of any class or
classes are enlarged, limited or denied by the
Articles of Incorporation or in the manner therein
provided.
          SECTION 10.  Voting of Shares by Certain
Holders.  Neither treasury shares nor shares of
the corporation held by another corporation, if a
majority of the shares entitled to vote in the
election of directors of such other corporation is
held, directly or indirectly, by the corporation,
shall be entitled to vote or to be counted for
quorum purposes.  Nothing in this paragraph shall
be construed as limiting the right of the
corporation to vote its own stock held by it in a
fiduciary capacity.
          Shares standing in the name of another
corporation, domestic or foreign, may be voted in
the name of such corporation by its President or
such other officer as the President may appoint or
pursuant to any proxy executed in the name of such
corporation by its President or such other officer
as the President may appoint in the absence of
express written notice filed with the Secretary
that such President or other officer has no
authority to vote such shares.
          Shares held by an administrator,
executor, guardian, conservator, trustee in
bankruptcy, receiver or assignee for creditors may
be voted by such administrator, executor,
guardian, conservator, trustee in bankruptcy,
receiver or assignee for creditors, either in
person or by proxy, without a transfer of such
shares into the name of such administrator,
executor, guardian, conservator, trustee in
bankruptcy, receiver or assignee for creditors.
Shares standing in the name of a fiduciary may be
voted by such fiduciary, either in person
or by proxy.
          A stockholder whose shares are pledged
shall be entitled to vote such shares unless in
the transfer by the pledgor on the books of the
corporation the pledgor has expressly empowered
the pledgee to vote thereon, in which case only
the pledgee, or the pledgee's proxy, may represent
such stock and vote thereon.
          SECTION 11.  Stockholder Proposals.   No
proposal for a stockholder vote shall be submitted
by a stockholder (a "Stockholder Proposal") to the
corporation's stockholders unless the stockholder
submitting such proposal (the "Proponent") shall
have filed a written notice setting forth with
particularity (I) the names and business addresses
of the Proponent and all Persons acting in concert
with the Proponent (ii) the name and address of
the Proponent and the Persons identified in clause
(I), as they appear on the corporation's books (if
they so appear), (iii) the class and number of
shares of the corporation beneficially owned by
the Proponent and the Persons identified in clause
(I); (iv) a description of the Stockholder
Proposal containing all material information
relating thereto; and (v) such other information
as the Board of Directors reasonably determines is
necessary or appropriate to enable the Board of
Directors and stockholders of the corporation to
consider the Stockholder Proposal.  As used in
this Section, the term "Person" means any
individual, partnership, firm, corporation,
association, trust, unincorporated organization or
other entity.
          The presiding officer at any
stockholders' meeting may determine that any
Stockholder Proposal was not made in accordance
with the procedures prescribed in these Bylaws or
is otherwise not in accordance with law, and if it
is so determined, such officer shall so declare at
the meeting and the Stockholder Proposal shall be
disregarded.
          Stockholder Proposals shall be delivered
to the Secretary at the principal executive office
of the corporation not less than ninety (90) days
before the date of the stockholders' meeting if
such Stockholder Proposal is to be submitted at an
annual stockholders' meeting (provided, however,
that if such annual meeting is called to be held
before the date specified in Section 1 hereof,
such Stockholder Proposal shall be delivered no
later than the close of business on the 15th day
following the day on which notice of the date of
the annual stockholders' meeting was given).
Stockholder Proposals shall be so delivered to the
Secretary at the principal executive office of the
corporation no later than the close of business on
the 15th day following the day on which notice of
the date of a special meeting of stockholders was
given if the Stockholder Proposal is to be
submitted at a special stockholders' meeting.
          SECTION 12.  Inspectors of Election;
Opening and Closing the Polls.  The Board of
Directors by resolution shall appoint one or more
inspectors, which inspector or inspectors may
include individuals who serve the corporation in
other capacities, including without limitation, as
officers, employees, agents or representatives, to
act at the meetings of stockholders and make a
written report thereof.  One or more persons may
be designated as alternate inspectors to replace
any inspector who fails to act.  If no inspector
or alternate has been appointed to act or is able
to act at a meeting of stockholders, the Chairman
of the meeting shall appoint one or more
inspectors to act at the meeting.  Each inspector,
before discharging his or her duties, shall take
and sign an oath faithfully to execute the duties
of inspector with strict impartiality and
according to the best of his or her ability.  The
inspector shall have the duties prescribed by law.
          The Chairman of the meeting shall fix
and announce at the meeting the date and time of
the opening and closing of the polls for each
matter upon which the stockholders will vote at a
meeting.
          SECTION 13.  Stockholder Consent
Procedures.  (a) Record Date for Action by Written
Consent.  In order that the corporation may
determine the stockholders entitled to consent to
corporate action in writing without a meeting, the
Board of Directors may fix a record date, which
record date shall not precede the date upon which
the resolution fixing the record date is adopted
by the Board of Directors, and which date shall
not be more than 10 days after the date upon which
the resolution fixing the record date is adopted
by the Board of Directors.  Any stockholder of
record seeking to have the stockholders authorize
or take corporate action by written consent shall,
by written notice to the Secretary, request the
Board of Directors to fix a record date.  The
Board of Directors shall promptly, but in all
events within 10 days after the date on which such
a request is received, adopt a resolution fixing
the record date.  If no record date has been fixed
by the Board of Directors within 10 days after the
date on which such a request is received, the
record date for determining stockholders entitled
to consent to corporate action in writing without
a meeting, when no prior action by the Board of
Directors is required by applicable law, shall be
the first date on which a signed written consent
setting forth the action taken or proposed to be
taken is delivered to the corporation by delivery
to its registered office in Delaware, its
principal place of business or to any officer or
agent of the corporation having custody of the
book in which proceedings of meetings of
stockholders are recorded.  Delivery made to the
corporation s registered office shall be by hand
or by certified or registered mail, return receipt
requested.  If no record date has been fixed by
the Board of Directors and prior action by the
Board of Directors is required by applicable law,
the record date for determining stockholders
entitled to consent to corporate action in writing
without a meeting shall be at the close of
business on the date on which the Board of
Directors adopts the resolution taking such prior
action.
          (b) Inspectors of Written Consent.  In
the event of the delivery, in the manner provided
by Section 13(a), to the corporation of the
requisite written consent or consents to take
corporate action and/or any related revocation or
revocations, the corporation shall engage
nationally recognized independent inspectors of
elections for the purpose of promptly performing a
ministerial review of the validity of the consents
and revocations.  For the purpose of permitting
the inspectors to perform such review, no action
by written consent without a meeting shall be
effective until such date as the independent
inspectors certify to the corporation that the
consents delivered to the corporation in
accordance with Section 13(a) represent at least
the minimum number of votes that would be
necessary to take the corporate action.  Nothing
contained in this paragraph shall in any way be
construed to suggest or imply that the Board of
Directors or any stockholder shall not be entitled
to test the validity of any consent or revocation
thereof, whether before or after such
certification by the independent inspectors, or to
take any other action (including, without
limitation, the commencement, prosecution or
defense of any litigation with respect thereto,
and the seeking of injunctive relief in such
litigation).
          (c) Effectiveness of Written Consent.
Every written consent shall bear the signature of
each stockholder who signs the consent and no
written consent shall be effective to take the
corporate action referred to therein unless,
within 60 days of the date the earliest dated
written consent was received in accordance with
Section 13(a), a written consent or consents
signed by a sufficient number of holders to take
such action are delivered to the Corporation in
the manner prescribed in Section 13(a).
                     ARTICLE III
                 BOARD OF DIRECTORS
               -----------------
          SECTION 1.  General Powers.  The
business and affairs of the corporation shall be
managed by its Board of Directors.
          SECTION 2.  Number. Tenure and
Qualifications.  The number of directors of the
corporation shall be twelve.  Each of the three
classes of Directors established by the
corporation's Certificate of Incorporation shall
consist of four members, subject to modification
by resolution of the Board of Directors.  Each
director shall hold office for the term provided
in the Certificate of Incorporation and until such
director's successor shall have been elected and
qualified, or until such director's earlier death
or resignation.  No director shall be or be deemed
to be removed from office prior to the expiration
of such director's term in office by virtue of a
reduction in the number of directors.  Directors
need not be residents of the State of Delaware or
stockholders of the corporation.
          SECTION 3.  Annual Meetings.  An annual
meeting of the Board of Directors shall be held
without other notice than this Bylaw immediately
after, and at the same place as, the Annual
Meeting of Stockholders.
          SECTION 4.  Special Meetings.  Special
meetings of the Board of Directors may be called
by or at the request of the Chairman or any two
directors.  The person or persons authorized to
call special meetings of the Board of Directors
may fix any place, either within or without the
State of Delaware, as the place for holding any
special meeting of the Board of Directors called
by them.
          SECTION 5.  Notice.  Notice of any
special meeting shall be given at least 48 hours
previous thereto by written notice delivered
personally or mailed to each director at such
director's business address, or by telegram.  If
mailed, such notice shall be deemed to be given
when deposited in the United States mail so
addressed, with postage thereon prepaid.  If
notice be given by telegram, such notice shall be
deemed to be given when the telegram is delivered
to the telegraph company.  Any director may waive
notice of any meeting.  The attendance of a
director at a meeting shall constitute a waiver of
notice of such meeting, except where a director
attends a meeting and objects thereat to the
transaction of any business because of the meeting
is not lawfully called or convened.  Neither the
business to be transacted at, nor the purpose of,
any regular or special meeting of the Board of
Directors need be specified in the notice or
waiver of notice of such meeting.
          SECTION 6.  Quorum.  A majority of the
number of directors fixed by Section 2 of this
Article III shall constitute a quorum for the
transaction of business at any meeting of the
Board of Directors, but if less than such majority
is present at a meeting, a majority of the
directors present may adjourn the meeting from
time to time without further notice.
          SECTION 7.  Manner of Acting.  The act
of the majority of the directors present at a
meeting at which a quorum is present shall be the
act of the Board of Directors.
          SECTION 8.  Nomination of Directors;
Vacancies.
Candidates for director shall be nominated either
(I) by the Board of Directors or a committee
appointed by the Board of Directors or (ii) by
nomination at any stockholders' meeting by or on
behalf of any stockholder entitled to vote at such
meeting provided that written notice of such
stockholder's intent to make such nomination or
nominations has been given, either by personal
delivery or by United States mail, postage
prepaid, to the secretary of the corporation not
later than (1) with respect to an election to be
held at an annual meeting of stockholders, ninety
(90) days in advance of such meeting, and (2) with
respect to an election to be held at a special
meeting of stockholders for the election of
directors, the close of business on the tenth
(10th) day following the date on which notice of
such meeting is first given to stockholders.  Each
such notice shall set forth: (a) the name and
address of the stockholder who intends to make the
nomination and of the person or persons to be
nominated; (b) a representation that the
stockholder is a holder of record of stock of the
corporation entitled to vote at such meeting and
intends to appear in person or by proxy at the
meeting to nominate the person or persons
specified in the notice; (c) a description of all
arrangements or understandings between the
stockholder and each nominee and any other person
or persons (naming such person or persons)
pursuant to which the nomination or nominations
are to be made by the stockholder; (d) such other
information regarding each nominee proposed by
such stockholder as would be required to be
included in a proxy statement filed pursuant to
the proxy rules of the Securities and Exchange
Commission had the nominee been nominated, or
intended to be nominated, by the Board of
Directors; and (e) the consent of each nominee to
serve as a director of the corporation if so
elected.  The presiding officer of the meeting may
refuse to acknowledge the nomination of any person
not made in compliance with the foregoing
procedure.
     Any vacancy occurring in the Board of
Directors, including a vacancy created by an
increase in the number of directors, may be filled
for the remainder of the unexpired term by the
affirmative vote of a majority of the directors
then in office although less than a quorum.
          SECTION 9.  Action by Directors Without
a Meeting.  Any action required to be taken at a
meeting of directors, or at a meeting of a
committee of directors, or any other action which
may be taken at a meeting, may be taken without a
meeting if a consent in writing setting forth the
action so taken shall be signed by all of the
directors or members of the committee thereof
entitled to vote with respect to the subject
matter thereof and such consent shall have the
same force and effect as a unanimous vote.
          SECTION 10.  Participation in a Meeting
by Telephone.  Members of the Board of Directors
or any committee of directors may participate in a
meeting of such Board or committee by means of
conference telephone or similar communication
equipment by means of which all persons
participating in the meeting can hear each other,
and participating in a meeting pursuant to this
section 10 shall constitute presence in person at
such meeting.
          SECTION 11.  Compensation.  The Board of
Directors, by majority vote of the directors then
in office and irrespective of any personal
interest of any of its members, shall have
authority to establish reasonable compensation of
all directors for services to the corporation as
directors, officers or otherwise, or to delegate
such authority to an appropriate committee.  The
Board of Directors also shall have authority to
provide for reasonable pensions, disability or
death benefits, and other benefits or payments, to
directors, officers and employees and to their
estates, families, dependents and beneficiaries on
account of prior services rendered by such
directors, officers and employees to the
corporation.  The Board of Directors may be paid
their expenses, if any, of attendance at each such
meeting of the Board.
          SECTION 12.  Presumption of Assent.  A
director of the corporation who is present at a
meeting of the Board of Directors at which action
on any corporate matter is taken shall be presumed
to have assented to the action taken unless such
director's dissent is entered in the minutes of
the meeting or unless such director files a
written dissent to such action with the person
acting as the Secretary of the meeting before the
adjournment thereof or forwards such dissent by
registered mail to the Secretary of the
corporation immediately after the adjournment of
the meeting.  Such right to dissent shall not
apply to a director who voted in favor of such
action.
          SECTION 13.  Validity of Contracts.  No
contract or other transaction entered into by the
corporation shall be affected by the fact that a
director or officer of the corporation is in any
way interested in or connected with any party to
such contract or transaction, or is a party to
such contract or transaction, even though in the
case of a director the vote of the director having
such interest or connection shall have been
necessary to obligate the corporation upon such
contract or transaction; provided, however, that
in any such case (I) the material facts of such
interest are known or disclosed to the directors
or stockholders and the contract or transaction is
authorized or approved in good faith by the
stockholders or by the Board of Directors or a
committee thereof through the affirmative vote of
a majority of the disinterested directors (even
though not a quorum), or (ii) the contract or
transaction is fair to the corporation as of the
time it is authorized, approved or ratified by the
stockholders, or by the Board of Directors, or by
a committee thereof.
          SECTION 14.  Indemnification and
Insurance.   Each person who was or is made a
party or is threatened to be made a party to or is
involved in any action, suit, arbitration,
mediation or proceeding, whether civil, criminal,
administrative or investigative, whether domestic
or foreign (hereinafter a "proceeding"), by reason
of the fact that he or she, or a person of whom he
or she is the legal representative, is or was a
director or officer of the corporation or is or
was serving at the request of the corporation as a
director, officer, employee or agent of another
corporation or of a partnership, joint venture,
trust or other enterprise, including service with
respect to employee benefit plans, whether the
basis of such proceeding is alleged action or
inaction in an official capacity as a director,
officer, employee or agent or in any other
capacity while serving as a director, officer,
employee or agent, shall be indemnified and held
harmless by the corporation to the fullest extent
not prohibited by the General Corporation Law of
the State of Delaware, as the same exists or may
hereafter be amended (but, in the case of any such
amendment, with respect to alleged action or
inaction occurring prior to such amendment, only
to the extent that such amendment permits the
corporation to provide broader indemnification
rights than said law permitted the corporation to
provide prior to such amendment), against all
expense, liability and loss (including without
limitation attorneys' fees and expenses,
judgments, fines, ERISA excise taxes or penalties
and amounts paid or to be paid in settlement)
reasonably incurred or suffered by such person in
connection therewith.  Such indemnification as to
such alleged action or inaction shall continue as
to a person who has ceased after such alleged
action or inaction to be a director, officer,
employee or agent and shall inure to the benefit
of his or her heirs, executors and administrators;
provided, however, that, except as provided in the
following paragraph, the corporation shall
indemnify any such person seeking indemnification
in connection with a proceeding (or part thereof)
initiated by such person only if such proceeding
(or part thereof) was authorized by the Board
unless such proceeding (or part thereof) is a
counter claim, cross-claim, third party claim or
appeal brought by such person in any proceeding.
The right to indemnification conferred in this
Section shall be a contract right and shall
include the right to be paid by the corporation
the expenses incurred in defending any such
proceeding in advance of its final disposition;
provided, however, that, if the General
Corporation law of the State of Delaware requires,
the payment of such expenses incurred by a
director or officer in his or her capacity as a
director or officer (and not in any other capacity
in which service was or is rendered by such person
while a director or officer, including, without
limitation, service to an employee benefit plan)
in advance of the final disposition of a
proceeding, shall be made only upon delivery to
the corporation of an undertaking, by or on behalf
of such director or officer, to repay all amounts
so advanced if it shall ultimately be determined
by final judicial decision from which there is no
further appeal that such director or officer is
not entitled to be indemnified for such expenses
under this Section or otherwise.  The corporation
may, by action of the Board, provide
indemnification to an employee or agent of the
corporation or to a director, trustee, officer,
employee or agent of another corporation or of a
partnership, joint venture, trust or other
enterprise of which the corporation owns fifty
percent or more with the same scope and effect as
the foregoing indemnification of directors and
officers or such lesser scope and effect as shall
be determined by action of the Board.
     If a claim under the preceding paragraph is
not paid in full by the corporation within thirty
days after a written claim has been received by
the corporation, the claimant may at any time
thereafter bring suit against the corporation to
recover the unpaid amount of the claim and, if
successful in whole or in part in any such claim
or suit, or in a claim or suit brought by the
corporation to recover an advancement of expenses
under this paragraph, the claimant shall be
entitled to be paid also the expense of
prosecuting or defending any such claim or suit.
It shall be a defense to any such action (other
than an action brought to enforce a claim for
expenses incurred in defending any proceeding in
advance of its final disposition where the
required undertaking, if any is required, has been
tendered to the corporation) that the claimant has
not met the applicable standard of conduct which
make it permissible under the General Corporation
Law of the State of Delaware for the corporation
to indemnify the claimant for the amount claimed,
but the burden of proving such defense shall be on
the corporation.  Neither the failure of the
corporation (including its Board of Directors,
independent legal counsel, or its stockholders) to
have made a determination prior to the
commencement of such action that indemnification
of the claimant is proper in the circumstances
because he or she has met the applicable standard
of conduct set forth in the General Corporation
Law of the State of Delaware, nor an actual
determination by the corporation (including its
Board of Directors, independent legal counsel, or
its stockholders) that the claimant has not met
such applicable standard of conduct set forth in
the General Corporation Law of the State of
Delaware, shall be a defense to the action or
create a presumption that the claimant has not met
the applicable standard of conduct.  In any suit
brought by such person to enforce a right to
indemnification or to an advancement of expenses
hereunder, or by the corporation to recover an
advancement of expenses hereunder, the burden of
proving that such person is not entitled to be
indemnified, or to have or retain such advancement
of expenses, shall be on the corporation.
     The right to indemnification and the payment
of expenses incurred in defending a proceeding in
advance of its final disposition conferred in this
Section shall not be exclusive of any other right
which any person may have or hereafter acquire
under any statute, provision of the Certificate of
Incorporation, By-law, agreement, vote of
stockholders or disinterested directors or
otherwise.
     The corporation may maintain insurance, at
its expense, to protect itself and any director,
officer, employee or agent of the corporation or
another corporation, partnership, joint venture,
trust or other enterprise against any such
expense, liability or loss, whether or not the
corporation would have the power to indemnify such
person against such expense, liability or loss
under the General Corporation Law of the State of
Delaware.
     In the event that any of the provisions of
this Section 14 (including any provision within a
single section, paragraph or sentence) is held by
a court of competent jurisdiction to be invalid,
void or otherwise unenforceable, the remaining
provisions are severable and shall remain
enforceable to the full extent permitted by law.
          SECTION 15.  Committees of Directors.
The Board of Directors may, by resolution passed
by a majority of the whole Board, designate one or
more committees, each committee to consist of one
or more of the directors of the corporation.  The
Board may designate one or more directors as
alternate committee members, who may replace any
absent or disqualified member at any committee
meeting.  In the absence or disqualification of a
committee member, the member or members present at
any meeting and not disqualified from voting,
whether such member or members constitute a
quorum, may unanimously appoint another director
to act at the meeting in place of the absent or
disqualified member.  Any such committee shall
have and may exercise all the powers and authority
of the Board of Directors in the management of the
business and affairs of the corporation, and may
authorize the seal of the corporation to be
affixed to all papers which may require it; but no
such committee shall have the power or authority
in reference to amending the Certificate of
Incorporation (except that a committee may, to the
extent authorized in the resolution(s) providing
for the issuance of shares of stock adopted by the
Board, fix any of the preferences or rights of
such shares relating to dividends, redemption,
dissolution, any distribution of assets of the
corporation or the conversion into, or the
exchange of such shares for, shares of any other
class or classes or any other series of the same
or any other class or classes of stock of the
corporation), adopting an agreement of merger or
consolidation, recommending to the stockholders
the sale, lease or exchange of all or
substantially all of the corporation's property
and assets, recommending to the stockholders a
dissolution of the corporation or a revocation of
a dissolution, or amending the Bylaws of the
corporation; and, unless the resolution expressly
so provides, no such committee shall have the
power or authority to declare a dividend or to
authorize the issuance of stock, or to adopt a
certificate of ownership and merger.
                     ARTICLE IV
                      OFFICERS
                  ---------
          SECTION 1.  Number.  The officers of the
corporation shall be a Chairman of the Board (who must be a member of the Board of Directors and who also may be an employee of the corporation), a Chief Executive Officer, a President, one or more
Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer and a Controller, each of whom shall be elected by the Board of Directors.
The Board of Directors may also elect a Chief
Operating Officer and one or more Group Presidents and may designate one or more of the Vice
Presidents as Executive Vice Presidents or Senior
Vice Presidents. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary, and the offices of President and Vice President.
          SECTION 2.  Election and Term of Office.
The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such officer's successor shall have been duly elected or until such officer's death or until such officer shall resign or shall have been removed in the manner hereinafter provided.
          SECTION 3.  Removal.  Any officer or
agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Election or appointment shall not of itself create contract rights.
          SECTION 4.  Vacancies.  A vacancy in any
office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
          SECTION 5.  Chairman of the Board.  The
Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders.
          SECTION 6.  Chief Executive Officer.
The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation, and establish current and long-range objectives, plans and policies.
The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as the Chief
Executive Officer shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. The Chief
Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the Chief Executive Officer may authorize the President, an Executive Vice
President, Senior Vice President, or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in the Chief Executive Officer's place and stead. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief
Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the Chief Executive Officer shall, when present, preside at all meetings of the stockholders and the Board of Directors.
          SECTION 7.  President.  The President
shall direct, administer and coordinate the activities of the corporation in accordance with policies, goals and objectives established by the Chief Executive Officer and the Board of
Directors. The President shall also assist the Chief Executive Officer in the development of corporate policies and goals. In the absence of both the Chairman of the Board and the Chief
Executive Officer, the President shall, when present, preside at all meetings of the stockholders and the Board of Directors.
          SECTION 8.  The Chief Operating Officer,
Group Presidents and the Vice Presidents. In the absence of the President or in the event of the President's death, inability or refusal to act, the Chief Operating Officer, the Group Presidents and the Executive Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election (or in the event there be no Chief Operating Officer, Group Presidents or
Executive Vice Presidents or they are incapable of acting, the Senior Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may designate certain Vice Presidents as being in charge of designated divisions, plants, or functions of the corporation's business and add appropriate description to their title. Any Chief
Operating Officer, Group President or Vice
President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to such Chief Operating Officer, Group President or
Vice President by the Chief Executive Officer or by the Board of Directors.
          SECTION 9.  The Secretary.  The
Secretary shall: (a) keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder;
(e) sign with the Chief Executive Officer,
President, or any Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer or by the Board of Directors.
          SECTION 10.  The Treasurer.  The
Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall:
(a) have charge and custody of and be responsible for all funds and securities of the corporation;
receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of
Article VI of these Bylaws; and (b) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief
Executive Officer or by the Board of Directors.
          SECTION 11.  The Controller.  The
Controller shall: (a) keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the corporation; and (b) in general, perform all duties incident to the office of Controller and such other duties as from time to time may be assigned to the Controller by the Chief Executive
Officer or by the Board of Directors.
          SECTION 12.  Assistant Secretaries and
AssistantTreasurers. The Assistant Secretaries may sign with the President, or any Vice
President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. Assistant Treasurers shall respectively give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and
Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.
          SECTION 13.  Salaries.  The salaries of
the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

                      ARTICLE V
                APPOINTED EXECUTIVES
                 ---------------------
          SECTION 1.  Vice Presidents.  The Chief
Executive Officer may appoint, from time to time, as the Chief Executive Officer may see fit, and fix the compensation of, one or more Vice
Presidents whose title will include words describing the function of such Vice President's office and the group, division or other unit of the Company in which such Vice President's office is located. Each of such appointed Vice
Presidents shall hold office during the pleasure of the Chief Executive Officer, shall perform such duties as the Chief Executive Officer may assign, and shall exercise the authority set forth in the Chief Executive Officer's letter appointing such Vice President.
          SECTION 2.  Assistants.  The Chief
Executive Officer may appoint, from time to time, as the Chief Executive Officer may see fit, and fix the compensation of, one or more Assistants to the Chairman, one or more Assistants to the President, and one or more Assistants to the Vice
Presidents, each of whom shall hold office during the pleasure of the Chief Executive Officer, and shall perform such duties as the Chief Executive
Officer may assign.

                     ARTICLE VI
        CONTRACTS, LOANS, CHECKS AND DEPOSITS
      -------------------------------------
          SECTION 1.  Contracts.  The Board of
Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
          SECTION 2.  Loans.  No loans shall be
contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
          SECTION 3.  Checks, Drafts, etc.  All
checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
          SECTION 4.  Deposits.  All funds of the
corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                     ARTICLE VII
      CERTIFICATE FOR SHARES AND THEIR TRANSFER
     -----------------------------------------
          SECTION 1.  Certificates for Shares.
Certificates representing shares of the
corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief
Executive Officer, President, or any Vice
President and by the Treasurer or an Assistant
Treasurer, or the Secretary or an Assistant
Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock ledger of the corporation.
          All certificates surrendered to the
corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.
          SECTION 2.  Transfer of Shares.
Transfer of shares of the corporation shall be made only on the stock ledger of the corporation by the holder of record thereof or by such person's legal representative, who shall, if so required, furnish proper evidence of authority to transfer, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                    ARTICLE VIII
                     FISCAL YEAR
                    -----------
          The fiscal year of the corporation shall begin on the first day of November and end on the thirty-first day of October in each year.


                     ARTICLE IX
                      DIVIDENDS
                    ---------
          The Board of Directors may from time to
time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by the Articles of Incorporation.


                      ARTICLE X
                        SEAL
                         -----
          The Board of Directors shall provide a
corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal".

                     ARTICLE XI
                  WAIVER OF NOTICE
                ----------------
          Whenever any notice is required to be
given to any stockholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed at any time by the person or persons entitled to such notice of the meeting, shall be deemed equivalent to the giving of such notice.

                     ARTICLE XII
                     AMENDMENTS
                    -----------
          These Bylaws may be amended or repealed
and new Bylaws may be adopted by the Board of Directors at any regular or special meeting thereof only with the affirmative vote of at least
80% of the total number of Directors.